UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 27, 2006

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 3 - Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.

On January 27, 2006, Industrial Enterprises of America, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Agreement") with JLF Asset Management, LLC, relating to the issuance and sale, in a private placement ("Private Placement") exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") of an aggregate of five million dollars ($5,000,000) in convertible debentures (the "Debentures"). The Debentures are convertible into shares of the Company's common stock at a conversion price of eighteen cents ($0.18) per share and include one hundred percent (100%) warrant coverage broken down into two types of warrants to purchase shares of the Company's common stock, (i) fifty percent (50%) of the warrants are Class A Warrants at an exercise price of twenty-four cents ($0.24) and (ii) fifty percent (50%) of the warrants are Class B Warrants at an exercise price of thirty-four cents ($0.34). The warrants are not eligible for cashless exercise and have a three-year exercise term. The Company received proceeds of $5,000,000 before deducting fees related to the private placement.

The issuance and sale of the common stock and warrants pursuant to the Agreement was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and Regulation D promulgated thereunder. No form of general solicitation or general advertising was conducted in connection with the Private Placement. Each of the warrants and Debentures issued pursuant to the Agreement contain restrictive legends preventing the sale, transfer or other disposition of such shares and warrants, unless registered under the Securities Act.

The Company announced the Private Placement in a press release issued on January 27, 2006, as described in Item 7.01 below.

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.

On January 27, 2006, the Company issued a press release announcing the completion of the Private Placement as disclosed above in Item 3.02. The press release furnished with this Current Report on Form 8-K provides details not included in previously issued reports of the Company and is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No. Description

99.1  Press Release dated January 27, 2006, completion of a $5,000,000
Private placement with JLF Asset Management, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

January 30, 2006	By: /s/ John D. Mazzuto Name: John D. Mazzuto Title: Chief Executive Officer